As filed with the Securities and Exchange Commission on January 22, 2003
                                                      Registration No.333-
                                                                           -----
                                                      Registration No. 333-65789
================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                           --------------------------

                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                                       AND

                           POST-EFFECTIVE AMENDMENT TO
                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                           --------------------------

                           DOLLAR GENERAL CORPORATION
                           --------------------------
             (Exact Name of Registrant as Specified in Its Charter)


          Tennessee                                       61-0502302
          ---------                                       ----------
(State or Other Jurisdiction of             (I.R.S. Employer Identification No.)
 Incorporation or Organization)

                                100 Mission Ridge
                         Goodlettsville, Tennessee 37072
                         -------------------------------
           (Address of Principal Executive Offices including Zip Code)

          DOLLAR GENERAL CORPORATION 401(K) SAVINGS AND RETIREMENT PLAN
          -------------------------------------------------------------
                            (Full Title of the Plan)

                                Susan S. Lanigan
             Vice President, General Counsel and Corporate Secretary
                                100 Mission Ridge
                         Goodlettsville, Tennessee 37072
                                 (615) 855-4000
                                 --------------
 (Name, Address and Telephone Number, including Area Code, of Agent for Service)

                        Copies of all communications to:

                            Gregory V. Gooding, Esq.
                              Debevoise & Plimpton
                                919 Third Avenue
                            New York, New York 10022
                                 (212) 909-6000

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                                                     CALCULATION OF REGISTRATION FEE
------------------------------------------------------------------------------------------------------------------------------------
 Title of Securities                                   Proposed Maximum             Proposed Maximum          Amount of Registration
  to be Registered   Amount to be Registered(1)   Offering Price Per Share(2)    Aggregate Offering Price(2)          Fee
------------------------------------------------------------------------------------------------------------------------------------

Common Stock           2,200,000 Shares            $ 11.91                       $26,202,000                   $2,410.58
------------------------------------------------------------------------------------------------------------------------------------

(1) In addition, pursuant to Rule 416(c) under the Securities Act of 1933, this registration statement also covers an indeterminate amount of interests to be offered or sold pursuant to the employee benefit plan described herein.
(2) Computed pursuant to Rule 457(h) of the Securities Act of 1933, as amended, solely for the purpose of determining the registration fee, based upon the average of the high and low prices reported for the Corporation's Common Stock on the New York Stock Exchange Consolidated Tape on January 21,
     2003. (U.S. $11.91). Pursuant to Rule 457(h)(2), no additional registration fee is required to be paid with respect to the plan interests.

                                     PART II
               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3. INCORPORATION OF DOCUMENTS BY REFERENCE.

     The Registration Statement on Form S-8 of Dollar General Corporation (the "Registrant") and the Dollar General Corporation 401(K) Savings and Retirement Plan (the "Plan"), file number 333-65789, as filed with the Securities and Exchange Commission (the "SEC") on October 15, 1998, is incorporated by reference in this Registration Statement and amended to reflect the information contained herein.

     The following documents previously filed by the Registrant and the Plan with the SEC pursuant to the Securities Exchange Act of 1934, as amended (the "Exchange Act"), are incorporated herein by reference:

     (a) The Registrant's Annual Report on Form 10-K for the fiscal year ended February 1, 2002 filed with the SEC on April 2, 2002;

     (b) The Registrant's and the Plan's Annual Report on Form 11-K for the fiscal year ended December 31, 2001 filed with the SEC on July 3, 2002;

     (c) The Registrant's Quarterly Reports on Form 10-Q for the fiscal quarters ended May 3, 2002, August 2, 2002, and November 1, 2002, filed with the SEC on June 11, 2002, August 28, 2002 and November 28, 2002, respectively;

     (d) The Registrant's Current Reports on Form 8-K filed April 4, 2002, April 18, 2002 (two Reports), May 9, 2002, and November 12, 2002;

     (e) The description of the Registrant's Common Stock contained in the Registrant's Current Report on Form 8-K filed with the SEC on June 8, 1998, as amended by Amendment No. 1 to Form 8-K filed with the SEC on June 11, 1998.

     All documents and reports subsequently filed by the Registrant or the Plan pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act, prior to the filing of a post-effective amendment to this Registration Statement which indicates that all securities offered hereby have been sold or which deregisters all such securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing of such documents. Any statements contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or replaced for purposes hereof to the extent that a statement contained herein (or any other subsequently filed document which also is incorporated or deemed to be incorporated by reference herein) modifies or replaces such statement. Any statement so modified or replaced shall not be deemed, except as so modified or replaced, to constitute a part hereof.

ITEM 4. DESCRIPTION OF SECURITIES.

        Not  applicable.

ITEM 5. INTERESTS OF NAMED EXPERTS AND COUNSEL.

        Not  applicable.

ITEM 6. INDEMNIFICATION OF DIRECTORS AND OFFICERS.

     The Tennessee Business Corporation Act (the "TBCA") provides that a corporation may indemnify any of its directors and officers against liability incurred in connection with a proceeding if (a) such person acted in good faith;
(b) in the case of conduct in an official capacity with the corporation, he reasonably believed such conduct was in the corporation's best interests; (c) in all other cases, he reasonably believed that his conduct was at least not opposed to the best interests of the corporation; and (d) in connection with any criminal proceeding, such person had no reasonable cause to believe his conduct was unlawful. In actions brought by or in the right of the corporation, however, the TBCA provides that no indemnification may be made if the director or officer was adjudged to be liable to the corporation. The TBCA also provides that in connection with any proceeding charging improper personal benefit to an officer or director, no indemnification may be made if such officer or director is adjudged liable on the basis that such personal benefit was improperly received. In cases where the director or officer is wholly successful, on the merits or otherwise, in the defense of any proceeding instigated because of his or her status as a director or officer of a corporation, the TBCA mandates that the corporation indemnify the director or officer against reasonable expenses incurred in the proceeding. The TBCA provides that a court of competent jurisdiction, unless the corporation's charter provides otherwise, upon application, may order that an officer or director be indemnified for reasonable expenses if, in consideration of all relevant circumstances, the court determines that such individual is fairly and reasonably entitled to indemnification, notwithstanding the fact that (a) such officer or director was adjudged liable to the corporation in a proceeding by or in the right of the corporation; (b) such officer or director was adjudged liable on the basis that personal benefit was improperly received by him; or (c) such officer or director breached his duty of care to the corporation.


     The Registrant's Charter and Bylaws provide that the Registrant shall indemnify its directors and officers to the fullest extent permitted by applicable law. The Registrant's Bylaws provide further that the Registrant shall advance expenses to each director and officer of the Registrant to the full extent allowed by the laws of the State of Tennessee, both as now in effect and as hereafter adopted. Under the Registrant's Charter and Bylaws, such indemnification and advancement of expenses provisions are not exclusive of any other right that a director or officer may have or acquire both as to action in his or her official capacity and as to action in another capacity. The Registrant believes that its Charter and Bylaw provisions are necessary to attract and retain qualified persons as directors and officers. The Registrant has in effect a directors' and officers' liability insurance policy which provides coverage for its directors and officers. Under this policy, the insurer agrees to pay, subject to certain exclusions, for any claim made against a director or officer of the Registrant for a wrongful act by such director or officer, but only if and to the extent such director or officer becomes legally obligated to pay such claim, or incurs certain costs in defending such claim.

ITEM 7. EXEMPTION FROM REGISTRATION CLAIMED.

        Not  applicable.

ITEM 8. EXHIBITS.

          (a)  Exhibits.   See  the  Exhibit  Index  immediately  following  the
               signature page hereto.

          (b) Undertaking. The undersigned Registrant hereby undertakes that it has submitted the Plan and any amendments thereto to the Internal Revenue Service ("IRS") in a timely manner and has made all changes required by the IRS in order to qualify the Plan under
               Section 401 of the Internal Revenue Code of 1986, as amended.

ITEM 9. UNDERTAKINGS.

     A.   The undersigned Registrant and the Plan hereby undertake:

          (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement to include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

          (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; and

          (3)  To  remove  from   registration  by  means  of  a  post-effective
               amendment any of the securities being registered which remain unsold at the termination of the offering.

     B. The undersigned Registrant and the Plan hereby undertake that, for purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to Section 13(a) or
          Section 15(d) of the Exchange Act (and each filing of the Plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     C. Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers, and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer, or controlling person of the Registrant in the successful defense of any action, suit, or proceeding) is asserted by such director, officer, or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question of whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

     The Registrant. Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Goodlettsville, State of Tennessee, on the 22nd day of January, 2003.

                               DOLLAR GENERAL COPORATION


                               By:  /s/ James J. Hagan
                                    --------------------------------------------
                                    James J. Hagan
                                    Executive Vice President and Chief Financial
                                    Officer


     The Plan. Pursuant to the requirements of the Securities Act of 1933, the Plan administrator has duly caused this Registration Statement to be signed on its behalf by the undersigned thereunto duly authorized, in the City of Goodlettsville, State of Tennessee, on the 22nd day of January, 2003.

                                     DOLLAR GENERAL CORPORATION
                                     401(k) SAVINGS AND RETIREMENT PLAN


                                     By: /s/ Melissa Buffington
                                         ---------------------------------------
                                         Melissa Buffington
                                         Senior Vice President Human Development
                                         and Planning

     Pursuant  to  the   requirements  of  the  Securities  Act  of  1933,  this
Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

SIGNATURE                                        CAPACITY                                     DATE
---------                                        --------                                     ----

                                   Acting Chief Executive Officer, President and        January 8, 2003
/s/ Donald S. Shaffer               Chief Operating Officer (Principal Executive
---------------------------------- Officer)
DONALD S. SHAFFER

/s/ James J. Hagan                 Executive Vice President and Chief Financial         January 22, 2003
---------------------------------- Officer  (Principal Financial and Chief
JAMES J. HAGAN                     Accounting Officer)

            *
----------------------------------             Director                                            *
DENNIS C. BOTTORFF

            *
----------------------------------             Director                                            *
DAVID L. BERE

            *
----------------------------------             Director                                            *
BARBARA L. BOWLES

            *
----------------------------------             Director                                            *
JAMES L. CLAYTON

            *
----------------------------------             Director                                            *
REGINALD D. DICKSON

            *
----------------------------------             Director                                            *
E. GORDON GEE

            *
----------------------------------             Director                                            *
JOHN B. HOLLAND

            *
----------------------------------             Director                                            *
BARBARA M. KNUCKLES


SIGNATURE                                        CAPACITY                                     DATE
---------                                        --------                                     ----

            *
----------------------------------             Director                                            *
JAMES D. ROBBINS

            *
----------------------------------             Director                                            *
CAL TURNER

            *
----------------------------------             Director                                            *
DAVID M. WILDS

            *
----------------------------------             Director                                            *
WILLIAM S. WIRE, II



* By:/s/ Susan S.Lanigan                       Attorney-in-Fact                         January 22, 2003
     -----------------------------
        Susan S. Lanigan

                                  EXHIBIT INDEX


Exhibit No.                        Description
-----------                        -----------

   4.1            Dollar General Corporation 401(k) Savings and Retirement Plan.

   4.2 Sections 7, 8, 9, 10 and 12 of the Dollar General Corporation Charter, as amended (incorporated by reference to the Company's Current Report on Form 8-K filed with the SEC on February 29, 2000).

   4.3 Rights Agreement dated as of February 29, 2000, between Dollar General Corporation and Registrar and Transfer Company (incorporated by reference to the Company's Current Report on Form 8-K filed with the SEC on February 29, 2000).

   23.1           Consent of Ernst & Young.

   23.2           Consent of Grant Thornton.

   24             Power of Attorney.